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                                  EXHIBIT 23.1


                        Consent of KPMG Peat Marwick LLP



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Board of Directors
Ecogen Inc.



                  We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                                           KPMG Peat Marwick LLP



Short Hills, New Jersey
September 11, 1998



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